UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-38962	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Euro Notes Offering

General Information

On May 24, 2023, Fiserv, Inc. (the “Company”) completed the public offering and issuance of €800,000,000 aggregate principal amount of its 4.500% Senior Notes due 2031 (the “Notes”).

The Notes were issued under an Indenture (the “Indenture”), dated as of November 20, 2007, between the Company and U.S. Bank Trust Company, National Association (f/k/a U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Twenty-Ninth Supplemental Indenture, establishing the terms and providing for the issuance of the Notes (the “Supplemental Indenture”), dated as of May 24, 2023 by and between the Company and the Trustee. Pursuant to an Agency Agreement, dated as of May 24, 2023 (the “Agency Agreement”), the Company has appointed Elavon Financial Services DAC, UK Branch to act as paying agent for the Notes.

Interest Rate and Maturity

The Supplemental Indenture and the form of the Notes that is included therein provide, among other things, that the Notes bear interest at a rate of 4.500% per year (payable annually in arrears on May 24 of each year, beginning on May 24, 2024) and will mature on May 24, 2031.

Optional Redemption

Prior to February 24, 2031 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming that such Notes matured on the Par Call Date), on an annual (ACTUAL/ACTUAL (ICMA)) basis at a rate equal to the comparable government bond rate, plus 35 basis points, less interest accrued to the date of redemption; and (b) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest on the Notes to, but not including, the redemption date. On or after the Par Call Date, the Company may redeem the Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Repurchase Upon a Change of Control Triggering Event

The Company is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes outstanding on the date of a change of control triggering event, plus accrued and unpaid interest.

Events of Default

The Indenture and the Supplemental Indenture contain customary events of default. If an event of default occurs and is continuing with respect to the Notes, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes may declare the Notes to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

Documentation

The descriptions of the Supplemental Indenture and the Agency Agreement set forth above are qualified by reference to the Supplemental Indenture and the Agency Agreement filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01.	Other Events.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-258248) that the Company filed with the Securities and Exchange Commission on July 29, 2021. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

4.1	Twenty-Ninth Supplemental Indenture, dated as of May 24, 2023, between Fiserv, Inc. and U.S. Bank Trust Company, National Association (including Form of 4.500% Senior Notes due 2031).

4.2	Agency Agreement, dated as of May 24, 2023, by and among the Fiserv, Inc., as issuer, Elavon Financial Services DAC, UK Branch, as paying agent, and U.S. Bank Trust Company, National Association, as trustee and security registrar.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Eric Nelson, SVP, General Counsel and Secretary of Fiserv, Inc.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Eric Nelson, SVP, General Counsel and Secretary of Fiserv, Inc. (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 24, 2023	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer